EXHIBIT 24

                             CHITTENDEN CORPORATION

                                Power of Attorney

     KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors and officers of Chittenden Corporation, a Vermont corporation, constitute and appoint Paul A. Perrault and Nancy Rowden Brock, or any one of them, the true and lawful agents and attorneys-in-fact of the undersigned with full power and authority in said agents and attorneys-in-fact, and in any one or more of them, to sign for the undersigned in their respective names as directors and officers of Chittenden Corporation, a Registration Statement on Form S-8 (or other appropriate form) to be filed with the Securities and Exchange Commission under the Securities Act of 1933 and any amendment or supplement to such registration statement relating to the sale of Chittenden Corporation common stock issued as a result of conversion of Flagship Bank and Trust common stock issued under the Flagship Bank and Trust Stock Option Plan. We hereby confirm all acts taken by such agents and attorneys-in-fact, or any one or more of them, as herein authorized.


DATED:    February 21, 1996

     Name                                    Title


s/ Paul A. Perrault                President, Chief Executive Officer
Paul A. Perrault                   and Director

s/ Nancy Rowden Brock              Treasurer and Chief Financial
Nancy Rowden Brock                 Officer (and principal accounting
                                   officer)

Barbara W. Snelling                Director and Chair of the Board

s/ Frederic H. Bertrand            Director
Frederic H. Bertrand

s/ David M. Boardman               Director
David M. Boardman

s/ Paul J. Carrara                 Director
Paul J. Carrara

s/ Lyn Hutton                      Director
Lyn Hutton

s/ Phillip A. Kolvoord             Director
Phillip A. Kolvoord

s/ James C. Pizzagalli             Director
James C. Pizzagalli

s/ Pall D. Spera                   Director
Pall D. Spera

s/ Martel D. Wilson                Director
Martel D. Wilson